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                                                                     EXHIBIT 4.6



                              DECLARATION OF TRUST


                  DECLARATION OF TRUST, dated as of May 8, 1998, between Foster Wheeler Corporation, a New York corporation, as Sponsor, and Wilmington Trust Company, as the initial Delaware Trustee ("Trustee"). The Sponsor and the Trustee hereby agree as follows:

                  1. The trust created hereby (the "Trust") shall be known as "FW Preferred Capital Trust I", in which name the Trustee, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustee the sum of Ten Dollars ($10.00). The Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

                  3. The Sponsor and the Trustee will enter into an amended and restated Declaration of Trust, satisfactory to each such party (and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below)), to provide for the contemplated operation of the Trust created hereby and the issuance of preferred securities (the "Preferred Securities") and common securities by the Trust as such securities will be described therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery and licenses, consents or approvals required by applicable law or otherwise.

                  4. The Sponsor and the Trustee hereby authorize and direct the Sponsor, in each case on behalf of the Trust, as sponsor of the Trust, (i) to prepare for filing with the Securities and Exchange Commission (the "Commission") (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to negotiate and execute an underwriting agreement among the Trust, the Sponsor and the underwriter(s) party thereto relating to the offer and sale of the Preferred Securities, substantially in the form included or to be incorporated as an exhibit to the 1933 Act
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Registration Statement and (iv) to execute and file such applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided that, to the extent required by the Business Trust Act, one Trustee shall be an entity that has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustee may resign upon thirty days prior notice to the Sponsor.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.




                                                 FOSTER WHEELER CORPORATION,
                                                   as Sponsor


                                                 By:   /s/ Richard J. Swift
                                                 Name:     Richard J. Swift
                                                 Title:    President, Chairman
                                                            and Chief Executive
                                                            Officer



                                                 WILMINGTON TRUST COMPANY,
                                                   as Delaware Trustee


                                                 By:   /s/ Christopher L. Kaiser
                                                 Name:     Christopher L. Kaiser
                                                 Title:    Vice President


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